SECOND ADDENDUM TO ASSET PURCHASE AGREEMENT

     THIS SECOND ADDENDUM TO ASSET PURCHASE AGREEMENT
("Addendum") is made and entered into by and among FLORIDA GAMING
CORPORATION, a Delaware corporation ("Buyer"), FREEDOM FINANCIAL
CORPORATION, an Indiana corporation ("Freedom")  and INTERSTATE
CAPITAL CORPORATION, a Kentucky corporation ("Seller").

                           WITNESSETH:

     WHEREAS, Buyer, Seller and Freedom entered into an Asset Purchase Agreement dated September 24, 1997 and an Addendum thereto dated October 9, 1997 (collectively the "Agreement") providing for the sale of Tara Club Estates and certain adjacent properties; and
     WHEREAS, all of the conditions precedent to the closing of the Agreement have been or will be be satisfied in the immediate future; and

     WHEREAS, Section 9 of the Agreement provides that the closing shall occur not later than October 15, 1997; and

     WHEREAS, Buyer, Seller and Freedom desire to amend Section 9 of the Agreement to extend the closing date.

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, they hereby covenant and agree as follows:

     1. Section 9 of the Agreement is hereby amended to delete
"October 15, 1997" and to insert in lieu thereof "November 30, 1997".

     2. The Agreement shall otherwise remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, Florida Gaming Corporation, Freedom Financial Corporation and Interstate Capital Corporation have caused this Second Addendum to be signed by their officers thereunto duly authorized as of the 31st day of October, 1997.


     FLORIDA GAMING                     FREEDOM FINANCIAL
     CORPORATION                        CORPORATION




     By:s/Timothy L. Hensley           By:s/W. Bennett Collett
        Timothy L. Hensley                 W. Bennett Collett
        Executive Vice President           Chairman and Chief
                                           Executive Officer


     INTERSTATE CAPITAL
     CORPORATION


     By:s/W. Bennett Collett
        W. Bennett Collett
        Chairman and Chief
        Executive Officer